Exhibit 99.1

Spectral AI Appoints Jeremiah Sparks as Chief Commercialization Officer

Apr 01, 2024

Experienced Burn Industry Executive Champions Pivot to Commercialization

DALLAS, April 01, 2024 (GLOBE NEWSWIRE) -- Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”) , an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, today announced the appointment of Jeremiah A. Sparks as Chief Commercialization Officer. Jeremiah has more than 20 years of medical device marketing experience, including global marketing and business strategy. Mr. Sparks will be responsible for both domestic and international product commercialization.

“We are thrilled to have Jeremiah join the company as we move towards commercialization of DeepView,” said Peter M. Carlson, CEO of Spectral AI. “With his strong track record, most recently as Vice President of Global Strategy at AVITA Medical, he will hit the ground running as we drive market entry of Spectral AI’s products, allowing our innovative wound management solutions to reach physicians and the patients for whom they provide essential care.”

Mr. Sparks’ diverse experience includes driving market assessments and commercialization plans both domestically and on a global scale. He has consistently increased return of investment at MedTech companies through strategic marketing approaches. Sparks has also developed successful commercial teams across multiple ventures and managed market access strategies, including payer and pricing strategies over various geographies. He has worked with U.S. government agencies to bring innovative therapies for skin restoration targeted to improve burn wound care. Mr. Sparks has previously launched new products at Johnson & Johnson, Healthpoint, and Allergan on national and global scales.

“My previous roles have me well poised to bring Spectral AI’s technology to market across a broad range of locations, demographics and clinical indications,” Mr. Sparks said. “This groundbreaking technology holds promise for several applications and I am excited to help the team deliver this advancement in wound care management to as many patients as possible.”

Mr. Sparks earned his Master of Business Administration from Thunderbird Graduate School of Global Management. He holds a Bachelor of Arts degree in International Relations from Brigham Young University and has authored multiple Health Economics publications focused on cost effectiveness and outcomes with an emphasis on real world evidence throughout his career.

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns and diabetic foot ulcers. The Company is working to revolutionize the management of wound care by “Seeing the Unknown ®” with its DeepView™ System. DeepView™ is a predictive device that offers clinicians an objective and immediate assessment of a wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal of exceeding the current standard of care in the future, DeepView™ is expected to provide faster and more accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. For more information about DeepView™, visit www.spectral-ai.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward- looking statements.

Investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements.

Contacts:

Investors:

The Equity Group

Devin Sullivan

Managing Director

dsullivan@equityny.com

Conor Rodriguez

Analyst

crodriguez@equityny.com

Media:

Russo Partners

David Schull

Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com